UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On March 30, 2005, Exelixis, Inc. (the “Company”), Bayer CropScience LP (“Bayer”) and GenOptera LLC (“GenOptera”) agreed to amend the terms of the Collaboration Agreement, dated January 1, 2000 (the “Amendment”), among Exelixis, Bayer Corporation (“Bayer Corp.”) and GenOptera. GenOptera, a joint venture between Exelixis and Bayer focused on the discovery of novel insecticides and nematicides for crop protection, was formed in January 2000 by Exelixis and Bayer Corp., an affiliate of Bayer. Bayer Corp. transferred its interests in GenOptera to Bayer in November 2002. The Amendment provides for an early termination of the research term and requires Bayer to acquire Exelixis’ 40% ownership interest in GenOptera within six months after the date of the Amendment. At that time, Bayer, through GenOptera, will have exclusive rights in the field of agriculture to assays, compounds and products developed under the collaboration and Exelixis will have exclusive rights in all other fields. Under the terms of the Amendment, the obligations of Bayer to fund further research cease and Exelixis has no further obligations to perform research. Bayer will pay Exelixis an early termination fee of approximately $10.9 million. The termination fee is payable in addition to a final research payment of $2.5 million, which was paid in the first quarter of 2005.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 1.02 is incorporated herein by this reference.

In connection with the Amendment, the Company expects to recognize $21.1 million in revenue by the end of the second fiscal quarter of 2005, of which $10.9 million relates to the termination fee and $10.2 million relates to the accelerated recognition of deferred revenue.

In the first quarter of 2005, the Company reduced GenOptera headcount by approximately one third. The Company does not anticipate any further reduction in force as a result of the Amendment and GenOptera’s remaining employees are being reallocated to open positions in the Company’s drug discovery operations.

The Company does not expect to realize any material value from Bayer’s purchase of the Company’s ownership interest in GenOptera.

This current report on Form 8-K contains forward-looking statements, including without limitation statements related to the Company’s expected recognition of revenues in connection with the Amendment, the Company’s expectations regarding reduction in force, and the value of the Company’s interest in GenOptera. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “slated,” “goal” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. Risks and uncertainties that affect the Company are discussed under “Risk Factors” and elsewhere the Company’s annual report on Form 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Dated:	April 1, 2005	By:	/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary